Exhibit 16.1

January 4, 2019

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	CLPS Incorporation File No. 001-38505

Dear Sir or Madam:

We have read Form 6-K dated December 21, 2018 of CLPS Incorporation (“Registrant”) and are in agreement with the statements contained there as it pertains to our firm.

We have no basis to agree to disagree with any other statements of the Registrant contained in Form 6-K.

/s/ Friedman LLP

New York, New York